FOR IMMEDIATE RELEASE

For more information, contact:

Sandor Grosz

Chief Financial Officer

Technology Solutions Company

312-228-4500

Sandor_Grosz@techsol.com

Technology Solutions Company Appoints New President

CHICAGO, April 3, 2006 — Technology Solutions Company (TSC) (Nasdaq: TSCC), a leading consulting firm committed to helping its clients grow profitably, today announced that it has appointed David B. Benjamin to be the company’s President effective immediately. Mr. Benjamin was formerly the CEO and founding partner of Charter Consulting, Inc., a privately-held firm based in Chicago. TSC acquired the management consulting business of Charter on March 15, 2006.

David Benjamin, age 43, brings more than 20 years of management consulting experience to TSC. Prior to founding Charter Consulting in 1997, Mr. Benjamin had been a partner at Bricker & Associates, and previously a partner at Ernst & Young’s (E&Y) Great Lakes Management Group. Prior to E&Y he also held positions as an engagement manager at McKinsey & Co., and as a manager with Andersen Consulting. Mr. Benjamin holds a B.A. in mathematics and economics from Grinnell College and an M.B.A in finance and marketing from the University of Chicago’s Graduate School of Business. Mr. Benjamin serves on the national Board of Directors for Public Allies, a non-profit youth leadership and community development organization, and is a member of the Economic Club of Chicago and the Chicago Club.

“David Benjamin is our clear choice to lead TSC and Charter Consulting through this acquisition phase and into our future initiatives,” said Carl F. Dill, Jr., chairman and acting CEO of TSC. “He has extensive experience in all aspects of our business, as well as a broad base of successful client projects and relationships. David will help TSC to focus the entire organization on helping our clients grow profitably, while leveraging both the Charter model (using a fact-based understanding of a clients’ markets and customers to develop and implement operational strategies that result in quantifiable performance improvements) and TSC’s proven delivery capabilities.”
Mr. Benjamin said, “I believe that the combined company can provide enhanced consulting value for our clients in both customer demand generation and operational effectiveness. TSC’s focus on service offerings, as well as its Customer Relationship Management capabilities, will blend well with Charter’s ‘Customer Value Creation’ capabilities to create a company positioned for growth and profitability.”

As previously disclosed, the Compensation Committee of the TSC Board of Directors approved inducement stock option awards to induce certain senior employees of Charter to accept employment with TSC. Mr. Benjamin is also receiving an inducement stock option grant of 35,000 shares of TSC’s common stock in connection with his employment with the Company. The inducement options granted by TSC will have an exercise price equal to the closing price on NASDAQ on the date of the issuance and, subject to standard provisions for termination, forfeiture and acceleration, will generally be exercisable for 10 years from the date of grant. These inducement options will be exercisable as to one-third of the shares after twelve months from date of grant and on the last day of each calendar month for 24 months thereafter with respect to an additional 1/36th of the number of shares subject to option.

About Technology Solutions Company and Charter Consulting
Technology Solutions Company (TSC), including its new division, Charter Consulting, is a leading consulting firm committed to helping its clients grow profitably. We provide high value services in customer value creation and experience management, operational excellence, targeted solutions in enterprise applications for PeopleSoft and SAP, and digital healthcare. We focus on industries that have a strategic need for these services, primarily manufacturing, healthcare and financial services. For more information, please visit http://www.techsol.com and www.charterconsult.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations, as well as other statements. Forward-looking statements may be preceded by, followed by or include the words “may,” “will,” “should,” “could”,” would,” “potential,” “possible,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “hope,” “project,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Factors which could cause actual financial and other results to differ materially from any results that the Company might project, forecast, estimate or budget in the forward-looking statements in this press release include, but are not limited to, the Company’s ability to successfully integrate the Charter business with the rest of our business, the Company’s ability to retain the Charter employees, the Company’s ability to successfully leverage the business and clients of Charter, the Company’s ability to realize cost synergies from the acquisition, the Company’s ability to successfully introduce new service offerings, the Company’s ability to manage the pace of technological change including its ability to refine and add to its service offerings to adapt to technological changes, the Company’s ability to manage the current downturn in its business and in its industry and changes in the economy, the Company’s ability to manage its current decreased revenue levels, the Company’s ability to attract new business and increase revenues, the Company’s ability to attract and retain employees, the limited level of options available for grants to attract new employees and to retain existing employees, the Company’s ability to accommodate a changing business environment, general business and economic conditions in the Company’s operating regions, market conditions and competitive factors, the Company’s dependence on a limited number of clients and the potential loss of significant clients, the Company’s ability to continue to attract new clients and sell additional work to existing clients, and the Company’s ability to manage costs and headcount relative to expected revenues, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Forward-looking statements are not guarantees of performance. Forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect subsequent events or circumstances. If the Company does update or correct one or more forward-looking statements, readers, investors and others should not conclude that the Company would make additional updates or corrections with respect thereto or with respect to other forward-looking statements. The outcomes expressed or implied in these forward-looking statements could be affected by many important factors. Actual results may vary materially.

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